UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2010
Rush Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 IH-35 South, Suite 500 New Braunfels, Texas	78130

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (830) 626-5200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously announced, on March 19, 2010, Rush Enterprises, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) and related agreements to acquire all or substantially all of the assets and real property of Lake City Companies, LLC and certain of its subsidiaries and affiliates (collectively, “Lake City International”).
On May 24, 2010, the Company entered into Amendment #1 (the “Amendment”) to the Purchase Agreement to, among other things, provide that the consummation of the acquisition of certain real property assets of Lake City International will take place on or before June 30, 2010, rather than May 24, 2010, as originally contemplated in the Purchase Agreement.
The foregoing is a summary of the material terms of the Amendment and does not purport to summarize or include all terms of the Amendment. The foregoing summaries of the Amendment and the Purchase Agreement are qualified in their entirety by reference to the full text of Amendment, attached hereto as Exhibit 2.1, and the Purchase Agreement, attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed March 25, 2010, each of which is incorporated herein by reference.
Item 8.01 Other Events.
On May 26, 2010, the Company issued a press release announcing that it had completed the acquisition of certain assets of Lake City International. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1	Amendment #1, dated as of May 24, 2010, to Asset Purchase Agreement, dated March 19, 2010.

2.2	Asset Purchase Agreement, dated March 19, 2010 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed March 25, 2010).

99.1	Press Release, dated May 26, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.
By:	/s/ Martin A. Naegelin, Jr.
Martin A. Naegelin, Jr.
Executive Vice President

Dated: May 26, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

2.1	Amendment #1, dated as of May 24, 2010, to Asset Purchase Agreement, dated March 19, 2010.

2.2	Asset Purchase Agreement, dated March 19, 2010 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed March 25, 2010).

99.1	Press Release, dated May 26, 2010.